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                    [PRICEWATERHOUSECOOPERS LLP LETTERHEAD]



                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of
International Home Foods, Inc. on Form S-8 (File No.                 ) of our
report dated March 6, 1998, on our audits of the consolidated financial statements of International Home Foods, Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997 and December 31, 1996, which report is included in the International Home Foods, Inc. Annual Report on Form 10-K/A.



Parsippany, New Jersey                            /s/ PRICEWATERHOUSECOOPERS LLP
August 19, 1998